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                                                                     EXHIBIT 11


                         INDEPENDENT AUDITORS' CONSENT



The Board of Managers and Contract Owners
American Fidelity Variable Annuity Fund A:


We consent to the use of our reports included herein, the reference to our name under the heading "Financial Highlights" in the Prospectus, and the reference to our name under the heading "Custodian, Independent Accountants and Counsel" in the Statement of Additional Information.



                                        KPMG LLP

Oklahoma City, Oklahoma
January 8, 1999